UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 11, 2010

ARGENTEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49995
(Commission File Number)

71-0867623
(IRS Employer Identification No.)

1112 West Pender Street, Suite 602, Vancouver, BC  V6E 2S1
(Address of principal executive offices and Zip Code)

604.568.2496
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 11, 2010, we granted stock options to Stephen Hanson, our newly appointed director, to purchase an aggregate of 400,000 shares of our common stock at an exercise price of CDN$0.64 per share for a term expiring May 10, 2015.  The options are to vest in four installments over eighteen months, with each installment equal to 25% of the total number of options granted to Mr. Hanson.  The first installment is to vest on November 10, 2010, the second installment is to vest on February 10, 2011, the third installment is to vest on May 10, 2011 and the fourth installment is to vest on November 10, 2011. The grant is subject to the execution of a stock option agreement by Mr. Hanson and the terms of our 2007 stock option plan.  Mr. Hanson is a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), and we issued these options in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2010, we increased the number of our directors from five to six and we appointed Stephen Hanson as a director of our company to fill the newly created vacancy.

Stephen Hanson

With over 15 years of finance and corporate development experience, Mr. Hanson is currently a Director of Van Arbor Asset Management, a division of ZLC Private Investment Management Inc., which he founded in 2003.  Mr. Hanson also served as Chairman and Managing Director of Van Arbor Asset Management from 2004 until 2008. In addition, Mr. Hanson has been President of Discovery Management Services Ltd. since 2001.  Discovery Management Services is a venture capital consulting firm assisting early-stage companies in the development of short and long-term financing strategies. In 2009, Mr. Hanson served as President and CEO of PanAsian Petroleum.  He has also served on numerous other private and public company boards.

We have not been a party to any transaction with Mr. Hanson since the beginning of our last fiscal year, nor are we a party to any currently proposed transaction with Mr. Hanson, in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

We have not entered into any material plan, agreement or arrangement in connection with the appointment of Mr. Hanson as a director of our company.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1           News Release dated May 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

/s/ Kenneth Hicks
By:  Kenneth Hicks, President
Date: May 11, 2010